[GRAPHIC OMITTED]


     Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:

     Evergreen Equity Index Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      1,540,730         0.27             5,440,053         47.87


     Class B      499,467  0.13             3,648,416         47.59


     Class C      545,054  0.13             4,011,057         47.66


     Class I      2,195,197         0.32             6,355,117         47.91


     Class IS     86,793            0.27             322,933  47.87





     Evergreen Strategic Value Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      9,622             0.12             82,230            22.55


     Class B      5,555             0.06             104,665  22.46


     Class C      2,917             0.06             45,656            22.46


     Class I      3,465,492         0.15             22,671,167        22.56


     Class IS     42,309            0.12             333,246  22.55